Exhibit 99.B(j)(3)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Victory Global Natural Resources Fund, Victory RS Investors Fund, Victory RS Large Cap Alpha Fund, Victory RS Partners Fund, Victory RS Value Fund, Victory RS Growth Fund, Victory RS Mid Cap Growth Fund, Victory RS Science and Technology Fund, Victory RS Select Growth Fund, Victory RS Small Cap Equity Fund, Victory RS Small Cap Growth Fund, Victory RS Global Fund, Victory RS International Fund, Victory Sophus Emerging Markets Fund, Victory Sophus Emerging Markets Small Cap Fund, Victory INCORE Investment Quality Bond Fund, Victory INCORE Low Duration Bond Fund, Victory Floating Rate Fund, Victory High Income Municipal Bond Fund, Victory High Yield Fund, Victory Strategic Income Fund, and Victory Tax-Exempt Fund, each a series of Victory Portfolios, under the headings “Independent Registered Public Accounting Firm” and “Ongoing Arrangements to Disclose Portfolio Holdings” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

April 25, 2019